Exhibit 1

JOINT FILING AGREEMENT

Dated as of September 10, 2009

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of ArthroCare Corporation, a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

OEP AC HOLDINGS, LLC

By:	/s/ Christian P. Ahrens

Name:	Christian P. Ahrens
Title:	Vice-President and Treasurer

ONE EQUITY PARTNERS III, L.P.

By: OEP General Partner III, L.P., as its general partner

By: OEP Holding Corporation, as its general partner

By:	/s/ Christian P. Ahrens

Name:	Christian P. Ahrens
Title:	Managing Director

OEP GENERAL PARTNER III, L.P.

By: OEP Holding Corporation, as its general partner

By:	/s/ Christian P. Ahrens

Name:	Christian P. Ahrens
Title:	Managing Director

OEP HOLDING CORPORATION

By:	/s/ Christian P. Ahrens

Name:	Christian P. Ahrens
Title:	Managing Director

[Signature Page to Joint Filing Agreement]